INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-00913 of FIserv, Inc. on Form S-3 of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of FIserv, Inc. for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.





DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Milwaukee, Wisconsin